Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Gray Television, Inc. Employee Stock Purchase Plan of our report dated March 31, 2009, relating to our audits of the consolidated financial statements, financial statement schedule and internal control over financial reporting of Gray Television, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2008.
/s/MCGLADREY & PULLEN, LLP
Ft. Lauderdale, Florida
July 1, 2009